Exhibit 10.3

Confidential Treatment Requested by Puma Biotechnology, Inc.

CONFIDENTIAL

SUPPLY AGREEMENT

BETWEEN

PUMA BIOTECHNOLOGY, INC

AND

SPECIALISED THERAPEUTICS ASIA PTE LTD
(Singapore)

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

CONTENTS

ClausePage

Article 1 DEFINITIONS	1
Article 2 SUPPLY OF LICENSED PRODUCT	5
Article 3 PRICE	5
Article 4 FORECAST AND PURCHASE ORDERS	7
Article 5 CONDITIONS OF SUPPLY OF LICENSED PRODUCT	9
Article 6 SPECIAL ACCESS SCHEME	13
Article 7 TERM AND TERMINATION	14
Article 8 CONFIDENTIALITY AND NON-DISCLOSURE	14
Article 9 REPRESENTATIONS AND WARRANTIES	14
Article 10 INDEMNITY, LIABILITY LIMITS, AND INSURANCE	14
Article 11 INTELLECTUAL PROPERTY	15
Article 12 MISCELLANEOUS	15
Appendix 1	21

Payment Terms

Appendix 2	22

Presentations

Appendix 3	23

SAS Program

Appendix 4	24

Puma Delivery Locations

i

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

SUPPLY AGREEMENT

This supply agreement (“Supply Agreement”) is made as of 20 April 2018 (“Effective Date”), by and between PUMA Biotechnology, Inc., a company incorporated in Delaware, United States of America, with its principal place of business at 10880 Wilshire Blvd., Suite 2150, Los Angeles, CA 90024 (“PUMA”), as licensor, and Specialised Therapeutics Asia Pte Ltd., a proprietary limited company incorporated under the laws of the Republic of Singapore, with its principal place of business at 50 Raffles Place, #32-01, Singapore Land Tower, Singapore, 048623 (“STA”), as licensee. PUMA and STA are sometimes referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.

PUMA and STA have entered into a License Agreement effective as of 20 November 2017 under which PUMA grants STA a license under intellectual property rights controlled by PUMA to commercialize the Compound in the Territory (the “License Agreement”);

B.	Section 5.1 of the License Agreement provides that the Parties shall enter into a supply agreement pursuant to which PUMA shall supply the Licensed Product to STA.
C.	PUMA wishes to supply to STA, and STA wishes to purchase from PUMA the Licensed Product for sale for the Indications in the Territory, on the terms and conditions set out in this Supply Agreement.

NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements hereinafter set forth, the Parties hereto agree as follows:

Article 1
DEFINITIONS

As used throughout this Supply Agreement, each of the following terms shall have the respective meaning set forth below. Capitalized terms not otherwise defined in this Supply Agreement shall have the same meaning as set forth in the License Agreement.

1.1	“Affiliate” has the same meaning as in the License Agreement.
1.2	“Annual Gross Sales Price” means annual gross amount invoiced by or on behalf of STA, its Affiliates and their respective Sublicensees for sales of any Licensed Product in the Territory.
1.3

“Apparent Defect” means a defect consisting in (i) non-conformity in the Supply to the applicable Manufacturing Standards; (ii) any shortage in quantities supplied by PUMA in accordance with the Forecast and the terms of this Supply Agreement; or (iii) the Supply not having the requisite minimum shelf life at delivery pursuant to Section 5.7; in each case, with such defect found or that could be reasonably found during the inspection conducted by STA at the time of delivery of the Supplies pursuant to Section 5.12.1.

1.4	“Applicable Law” has the same meaning as in the License Agreement.
1.5	“Business Day” has the same meaning as in the License Agreement.
1.6	“Calendar Quarter” has the same meaning as in the License Agreement.
1.7	“Calendar Year” means any period of time from 1 January to 31 December.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.8

“cGMP” or “current Good Manufacturing Practice” means the current rules governing medicinal products in developed countries that are members of PIC/S, which are suitable for the Supplies. The United States, Singapore, Australia and New Zealand are examples of member states of PIC/S.

1.9	“Clinical Product” means units of the Licensed Product that are or are designated to be “Clinical Supplies”.
1.10

“Clinical Supplies” means SAS Supplies and those supplies of the Licensed Product provided by STA at no cost and without consideration to third parties solely for the purpose of conducting bona fide clinical trials and/or early access programs and compassionate-use programs.

1.11

“Commercial Supplies” means the supplies of the Licensed Product by PUMA to STA for the purposes of being sold by STA within the Territory, manufactured in compliance with current cGMPs, in suitable form and ready to be offered for sale in the Territory, or any other supply of the Licensed Product not being a Clinical Supply.

1.12	“Commercialization” has the same meaning as in the License Agreement.
1.13	“Commercially Reasonable Efforts” has the same meaning as in the License Agreement.
1.14	“Compound” has the same meaning as in the License Agreement.
1.15	“Cost of Goods” means, with respect to the Licensed Product, [***] of the Fully Burdened Cost of the Licensed Product sold in a Calendar Quarter.
1.16	“Deductions” has the same meaning as in the License Agreement.
1.17	“Defective Supply” means any Supply that contains an Apparent Defect or a Latent Defect.
1.18

“Delivery Date” means the date on which the Licensed Products ordered by STA are to be delivered by PUMA and which date is also included in the corresponding Forecast; provided that such Delivery Date in any Forecast complies with provisions of this Supply Agreement and has been confirmed in writing by PUMA.

1.19	“Dollars” or “$” has the same meaning as in the License Agreement.
1.20	“[***]” or “[***]” shall have the meaning as such term is defined in [***].
1.21	“FDF of the Licensed Product” or “FDF” means finished dosage form of the Licensed Product which, as of the Effective Date, consists of [***] of the Licensed Product in [***] or, [***].
1.22	“First Commercial Sale” has the same meaning as in the License Agreement.
1.23	“Forecast” has the meaning set forth in Section 4.2.
1.24

“Fully Burdened Cost” means, with respect to the Licensed Product, all costs actually incurred by PUMA or its Affiliate(s) attributable and fairly allocable to production, packaging, supply and distribution of the Licensed Product to STA and any consideration (not reimbursed by STA) paid to third parties for the acquisition or sale of such Licensed Product, which costs include the direct material and labor and indirect costs (fairly allocated) that are incurred by PUMA or its Affiliate(s) associated with the manufacture, filling, packaging, labeling, and preparation of Licensed Product for shipment and/or other preparation of such Licensed Product, as applicable,

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

including, but not limited to taxes, fees, and customs incurred, as applicable. Fully Burdened Costs will be determined in accordance with U.S. Generally Accepted Accounting Principles (U.S. GAAP) and will include but will not be limited to the attributable and fairly allocable costs of facilities, labor, purchasing, depreciation of equipment, materials, payments to third parties for any necessary contract work for the manufacture or testing of the Licensed Product, quality assurance, quality control and other testing (including validation studies), storage, shipping and costs for distribution, excess capacity costs and a reasonable allocation of general and administrative overhead for manufacturing operations.

1.25	“Indications” has the same meaning as in the License Agreement.
1.26	“Information and Inventions” has the same meaning as in the License Agreement.
1.27	“Joint Inventions” has the same meaning as in the License Agreement.
1.28

“Latent Defect” means any non-conformity, pursuant to Section 5.12.2 of this Supply Agreement, in the Supply to the applicable Manufacturing Standards in the Licensed Product which was not found and could not be reasonably expected to have been found during the visual inspection performed by STA at the delivery of the Supply.

1.29	“Licensed Product” has the same meaning as in the License Agreement.
1.30

“Manufacture” means all activities related to the manufacturing of a pharmaceutical product, or any ingredient thereof, either directly or through a contract manufacturer, including manufacturing Licensed Product or supplies for use in registration with a Regulatory Authority in the Territory, manufacturing of Licensed Product for commercial sale, in-process and semi-finished product testing, release of Licensed Product or any component or ingredient thereof, quality assurance activities related to manufacturing and release of Licensed Product, and ongoing stability tests and regulatory activities related to any of the foregoing. “Manufactured” or “Manufacturing” shall have correlative meanings.

1.31	“Manufacturing Standards” means collectively, the Specifications of the Licensed Product and all applicable cGMPs.
1.32	“Net Sales Price” has the same meaning as “Net Sales” in the License Agreement.
1.33	“Net Sales Price Payment” has the meaning set forth in Section 3.2.2.
1.34

“Net Sales Price Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis in the Territory, the period commencing on the First Commercial Sale of the Licensed Product in such country and expiring upon the later of: (i) expiration or abandonment of the last Valid Claim of the Patent which covers the Licensed Product in such country, or (ii) the earlier of (A) the time when Generic Competitors to the Licensed Product have achieved [***] or more market share in such country based on unit volume, or (B) ten (10) years following the date of First Commercial Sale of the Licensed Product in such country. “Generic Competitors” means, with respect to the Licensed Product being sold in any country, [***].

1.35

“Packaging Materials” means the bottle, desiccant canister, and closure that come into contact with the tablets, immediate packaging carton, label and package leaflet of the FDF of the Licensed Product for the Territory.

1.36	“Patent” has the same meaning as in the License Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.37	“Person” has the same meaning as in the License Agreement.
1.38	“Pfizer” has the same meaning as in the License Agreement.
1.39	“Pfizer License Agreement” has the same meaning as in the License Agreement.
1.40

“PIC/S” means the Pharmaceutical Inspection Convention and Pharmaceutical Inspection Co-operation Scheme, being international instruments between countries and pharmaceutical inspection authorities to improve co-operation in the field of cGMP.

1.41

“Presentation” means each unit of the Licensed Product differentiated by strength, bottle count and country-specific labelling for the Licensed Product (if applicable) as set forth in Appendix 2 and as may be updated from time to time pursuant to Section 5.5.

1.42	“Price” has the meaning set forth in Section 3.1.
1.43	“PUMA Inventions” has the same meaning as in the License Agreement.
1.44

“Registration” means any official approval, or authorization by the competent Regulatory Authority of the Territory or, as applicable, in a country outside the Territory, which is legally required to lawfully market the Licensed Products in the Territory or such country.

1.45	“Regulatory Authority” has the same meaning as in the License Agreement.
1.46	“Related Party” has the same meaning as in the License Agreement.
1.47

“SAS” or “Special Access Scheme” means a program for the supply of the Licensed Product in Australia to patients under an exemption for therapeutic goods as permitted under sections 18 and 19 of the Australian Therapeutic Goods Act 1989 (Cth) and any regulations issued thereunder from time to time.

1.48	“SAS Disposition” has the meaning set forth in Section 6.1.
1.49	“SAS Supply” has the meaning set forth in Section 5.2.
1.50

“Specifications” means the approved documentation for the composition, product safety assurance, manufacture, packaging, testing and/or quality control of the supplies of the Licensed Product as specified in the Drug Approval Application (as defined in the License Agreement), together with any changes to such specifications made at the request of a Regulatory Authority in the Territory or by mutual written agreement of the Parties from time to time.

1.51	“STA Inventions” has the same meaning as in the License Agreement.
1.52	“Sublicensee” has the same meaning as in the License Agreement.
1.53	“Supply(ies)” means both Commercial Supplies and Clinical Supplies.
1.54	“Technical and Quality Agreement” means the technical and quality agreement as referred to in Section 5.13.
1.55	“Term” has the meaning set forth in Section 7.1.
1.56	“Territory” has the same meaning as in the License Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

1.57	“Third Party” has the same meaning as in the License Agreement.
1.58	“United States” has the same meaning as in the License Agreement.
1.59	“Valid Claim” has the same meaning as in the License Agreement.

Article 2
SUPPLY OF LICENSED PRODUCT

2.1

Subject to the terms and conditions of this Supply Agreement and the License Agreement, and solely for the Term of this Supply Agreement, PUMA shall use Commercially Reasonable Efforts to supply those quantities of Commercial Products and Clinical Products ordered by STA pursuant to this Supply Agreement subject to the forecast and ordering procedures set out in ARTICLE 4 below, as applicable; provided, however that PUMA shall in no event be obliged to provide any quantity of Licensed Products which is not forecasted and ordered in compliance with the forecast and ordering procedure set forth in ARTICLE 4.

2.2	All requirements of STA (or its Affiliates) for the Licensed Product for the Territory during the Term of the License Agreement shall be purchased by STA solely from PUMA.
2.3

STA acknowledges that PUMA shall have the right at any time during the Term of the License Agreement and this Supply Agreement to satisfy its supply obligations of the Licensed Product to STA hereunder either in whole or in part through arrangements with third parties engaged to perform services in connection with the manufacture, testing, and/or packaging of the Licensed Product; provided that PUMA shall remain responsible for such activities that PUMA is obligated to perform under this Supply Agreement to the same extent as if PUMA had performed such activities itself.

2.4

PUMA shall be responsible, at its own expense, for procuring, any and all raw material for the manufacturing, packaging and delivery of the Supplies. Unless otherwise provided herein regarding changes in Packaging Materials, the cost of such raw material shall be included in the Price for the Supplies.

Article 3
PRICE

3.1

Price. As of the Effective Date, the price to be charged by PUMA to STA for the Supplies will be the sum of (i) the amount calculated pursuant to Section 3.2.2 and (ii) the Cost of Goods (“Price”); provided, however, that the price for any Clinical Supply including SAS Supply that is disposed of by STA free of charge or sold at a price that is lower than the Price shall be determined as set forth in Appendix 3. During the Term of the Supply Agreement, the Cost of Goods, which is based on the Fully Burden Cost, will be updated pursuant to Section 3.5.

3.2	Payment Terms. All Supplies (which, for the avoidance of doubt, include Commercial Supplies and Clinical Supplies) will be made on the following terms:
3.2.1	at the time of delivery of Licensed Products, or as soon as practicable thereafter, PUMA will provide STA with an invoice for the Cost of Goods in respect of those Licensed Products; and
3.2.2	STA shall pay PUMA a payment equal to a percentage of the Net Sales Price of the Licensed Product in the Territory as specified in Item 1 of Appendix 1 in each Calendar

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Quarter during the Net Sales Price Term and, in respect of any Net Sales Price comprising sales of the Licensed Product for use in a named patient access program, in each Calendar Quarter during any period prior to and including the Net Sales Price Term, until the expiration of the Net Sales Price Term (each such payment, a “Net Sales Price Payment”):

3.3

Net Sales Price Payments. Net Sales Price Payments shall be made by STA within [***] days after the end of each Calendar Quarter commencing with the Calendar Quarter in which the First Commercial Sale occurs, STA shall also provide to PUMA, at the same time each such Net Sales Price Payment is made, a report showing: reasonably detailed information regarding a total monthly sales calculation, on a country-by-country basis, of Net Sale Price of Licensed Product (including gross sales and all Deductions) and all Net Sale Price Payments payable to PUMA for the applicable Calendar Quarter (including any foreign exchange rates employed and conversation calculations).

3.4

Method of Payment; Currency Conversion; Interest on Late Payments. Except as (and only to the extent) otherwise stated in Section 3.3, all payments due hereunder to PUMA shall be paid to PUMA in United States dollars no later than [***] days following the date of receipt of the applicable invoice but not earlier than the date of shipment, unless such shipment of Licensed Product is rejected in accordance with the provisions of Section 5.12. All payments under this Supply Agreement shall be made by bank wire transfer with immediately available funds to a bank account designated in writing by PUMA or by other means as agreed to by the Parties in writing. Payments hereunder will be considered to be made as of the day on which such payments are received by PUMA’s designated bank. Conversion of sales recorded in local currencies to United States dollars will be performed using an exchange rate for conversion of the foreign currency into United States dollars calculated using the [***], or such other exchange rate or by reference to such other method of calculation of conversation rates as agreed from time to time by the parties in writing. If any payment due to PUMA under this Agreement is not paid when due, then STA shall pay interest thereon and on any unpaid accrued interest (before and after any judgment) at [***] percent ([***]%) above the Prime Rate of interest as reported in the Wall Street Journal on the date payment is due, such interest to run from the date upon which payment of such amount became due until payment thereof in full together with such accrued interest.

3.5

Fully Burdened Cost. The Fully Burdened Cost per unit of Licensed Product as of the Effective Date is set out in Item 2 of Appendix 1. The Parties agree that the Fully Burdened Cost will vary over time and is not intended to be set for any time period. To provide visibility into the applicable Fully Burdened Cost for Licensed Product ordered by STA, Puma shall include, in its invoice provided pursuant to Section 3.2.1 for the Licensed Product supplied to STA, an updated breakdown of the elements of the Fully Burdened Cost used to calculate the Price applicable to the Licensed Product so supplied to STA.

3.6

Relevant Records. STA shall keep, and shall cause its Affiliates and Sublicensees to keep accurate financial books and records pertaining to: STA’s and its Affiliates’ and Sublicensees’ sale of Licensed Product, including any and all calculations of Net Sales Price Payments due to PUMA hereunder (collectively, “Relevant Records”). STA, its Affiliates and Sublicensees shall maintain the Relevant Records for the longer of: (i) the period of time required by Applicable Law, or (ii) [***] years following expiration or termination of this Agreement. STA shall require its Sublicensees to provide to STA (so that STA may provide the same to PUMA) copies of all Relevant Records relating to such Sublicensees’ sale of Licensed Products as necessary to allow PUMA or if applicable Pfizer (under the Pfizer License Agreement) to review such Relevant Records when conducting an audit of STA or PUMA, as applicable, pursuant to Section 3.7.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Notwithstanding Article 8, pursuant to the Pfizer License Agreement, Pfizer will be allowed to review such Relevant Records.
3.7

Audit Rights. PUMA shall have the right during the term and for [***] years thereafter to engage, at its own expense, an independent auditor reasonably acceptable to STA to examine the Relevant Records in STA’s or its Related Parties’ possession from time-to-time, but no more frequently than once every [***], as may be necessary to verify compliance with the terms of this Agreement. Such audit shall be requested in writing at least [***] Business Days in advance, and shall be conducted during STA’s (or its Related Parties’, as applicable) normal business hours and otherwise in manner that minimizes any interference to STA’s (or its Related Parties’, as applicable) business operations. PUMA shall bear any and all fees and expenses it may incur in connection with any such audit of the Relevant Records; provided, however, in the event an audit reveals an underpayment by STA of more than [***] percent ([***]%) as to the period subject to the audit, STA shall reimburse PUMA for any reasonable and documented out-of-pocket costs and expenses of the audit within [***] days after receiving invoices thereof. If any audit establishes that STA underpaid any amounts due to PUMA under this Agreement, then STA shall pay PUMA any such deficiency within [***] days after receipt of written notice thereof. For the avoidance of doubt, such payment will be considered a late payment, subject to Section 3,4. If any audit establishes that STA overpaid any amounts due to PUMA under this Agreement, then STA shall be entitled to take a credit against future amounts becoming due to PUMA equal to the overpaid amount.

Article 4
FORECAST AND PURCHASE ORDERS

4.1

Commercial Launch. STA shall notify PUMA approximately [***] in advance of the anticipated First Commercial Sale of any Licensed Product. Such notification shall include a preliminary estimate of the quantity of Licensed Product needed for such commercial launch. STA may change the estimated date of the First Commercial Sale and the estimated quantity of Licensed Product needed for such commercial launch at any time by notifying PUMA; provided, however, that STA will provide PUMA with an estimate of the minimum amount of Licensed Product that will be necessary for such commercial launch at least [***] prior to such launch (the “Launch Quantities”). Such Launch Quantities must be consistent with the relevant portion of the rolling forecast described in Section 4.2 below.

4.2

Rolling Forecasts. In the first week of each [***], starting with the [***] that begins at least [***] before the anticipated First Commercial Sale, STA shall provide PUMA with a written [***] rolling forecast of its anticipated [***] requirements for the Licensed Product in the Territory (each a “Forecast”). Each Forecast is a non-binding estimate and shall not obligate STA to purchase the volume of Licensed Product set forth in such Forecast; provided, however, that, beginning on [***] and continuing for the remainder of the Term, the volume of Licensed Product forecasted for the first [***] of each Forecast shall be binding upon STA. PUMA shall not be obligated to supply STA with quantities of Licensed Product in excess of the binding portion of the most recent Forecast, but agrees to use Commercially Reasonable Efforts to do so when requested.

4.3	Purchase Orders.
4.3.1

STA shall order Licensed Product by submitting written purchase orders, in such form as the Parties shall agree from time to time, to PUMA specifying the quantities of each Licensed Product ordered, the desired shipment date for the order and any special shipping instructions. STA shall submit each purchase order to PUMA at least [***] in

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

advance of the desired shipment date specified in such purchase order. No purchase order shall be binding upon PUMA unless such purchase order is:
4.3.1.1	consistent with the binding portion of the Forecast; and
4.3.1.2	accepted in writing by PUMA with PUMA’s written confirmation of the expected delivery dates.
4.3.2

Any purchase orders for Licensed Product submitted by STA to PUMA shall be governed exclusively by the terms contained herein. The Parties hereby agree that the terms and conditions of this Supply Agreement shall supersede any term or condition in any order, confirmation or other document furnished by STA or PUMA that is in any way inconsistent with, or supplementary to, these terms and conditions, unless expressly accepted in writing by the other Party.

4.4	Quantity and Timing of Orders.
4.4.1	The Parties agree that:
4.4.1.1	Forecasts and orders of Licensed Product, other than SAS Supply, will be expressed by Presentation; and
4.4.1.2

STA shall place orders, and PUMA shall supply the Licensed Product, no more than once per [***], unless otherwise agreed in writing by PUMA in its sole discretion, provided that PUMA will accept up to [***] orders from STA for delivery during [***].

4.4.2

In each [***] period, orders placed by STA shall equate to at least [***] percent ([***]%) and not more than [***] percent ([***]%) of its original Forecast as per Section 4.2. PUMA shall not be obliged to supply more than [***] percent ([***]%) of STA’s Forecast of Licensed Products within the applicable [***] period. However, in the event that, in any [***] period, STA’s orders are more than the above indicated quantity, PUMA agrees to use Commercially Reasonable Efforts to supply STA with the exceeding quantities of Licensed Product, provided that such effort shall not hamper, delay or otherwise prejudice supplies of Licensed Products to any other of PUMA’s customers.

4.4.3

If PUMA and STA agree in writing to include other products as Licensed Products subject to this Supply Agreement, the Parties will agree to the manner in which quantities of other products will be expressed in Forecasts and orders.

Article 5
CONDITIONS OF SUPPLY OF LICENSED PRODUCT

5.1

Agreement to Supply. Subject to the terms and conditions hereof, PUMA will use Commercially Reasonable Efforts to Manufacture or have Manufactured and supply or have supplied to STA in accordance with the provisions hereof such quantities of Licensed Product as requested by STA to cover the total commercial and registration requirements of STA for the Licensed Product in the Territory.

5.2

SAS Supplies. PUMA will Manufacture or have Manufactured and supply or have supplied to STA the amounts of Licensed Product (identified by Presentation) as set forth in Appendix 2, and, if requested by STA and agreed in writing by PUMA, such number of additional bottles of

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Licensed Product as agreed in writing by PUMA, subject to STA’s compliance with all obligations relating to the supply of the Licensed Product, for use in supplying, offering, selling and disposing of and providing access to such Licensed Product to patients in Australia pursuant to ARTICLE 6 (“SAS Supply”).

5.3

Form of Licensed Product. STA will promptly provide PUMA with a true and exact copy of any label that is approved by Regulatory Authorities of the Territory for the Commercialization of the Licensed Product. Unless otherwise agreed to in writing by the Parties, the SAS Supply shall be in the form of the Presentation in tablet form packaged in bottles, prepared with labelling, product insert and packaging for a market in which the Licensed Product is currently approved for marketing, as specified in Appendix 2. Except for the SAS Supply, which shall be supplied with labelling, product insert and packaging as set forth in Section 5.4, PUMA will supply the Licensed Product to STA in [***] bottles ([***]).

5.4

SAS Disposition. PUMA shall have the right and responsibility to perform, at its expense, all activities required to make Licensed Product ready for SAS Disposition as further set forth in ARTICLE 6. Without limiting the foregoing, STA acknowledges that SAS Supply will be in bottles prepared with labelling, product insert and packaging for a market in which the Licensed Product is currently approved for marketing, and STA shall be responsible, at its expense, for (i) all labelling and other written, printed or graphic content for SAS Distribution (A) affixed to the Licensed Product or any container or wrapper utilized with Licensed Product, or (B) accompanying the Licensed Product, including package inserts, (ii) all packaging for the Licensed Product (other than bottles in which the Licensed Product is supplied and labelling for a market in which the Licensed Product is currently approved for marketing) for SAS Disposition, including any additional labels required in Australia for SAS Disposition, cartons, shipping cases or any other materials used in packaging or accompanying the Licensed Product, and (iii) compliance with the Australian Therapeutic Goods Act 1989 (Cth) and all other Applicable Laws of the relevant Regulatory Authority with respect to the SAS Disposition.

5.5

Additional Presentations. If PUMA or its Affiliates determines to Manufacture the FDF with a strength and/or count per bottle that is different than those set forth in Appendix 2 at the relevant time, PUMA may offer such new presentations to STA. If STA wishes to distribute the proposed new presentations in the Territory, STA shall so inform PUMA in writing, at which time the new presentations shall be deemed to be Presentations and added to Appendix 2.

5.6

Delivery Terms. Delivery of all Licensed Products shall be made [***] at [***]. Accordingly, PUMA shall deliver the FDF of the Licensed Product on the Delivery Date to [***] at [***] or [***] no later than [***] calendar days before the Delivery Date. PUMA shall ensure that each Licensed Product delivered to STA on the same Delivery Date shall have the same batch number referred to in the Forecast (if any). Upon such delivery, [***] and [***].

5.7

Minimum Shelf Life of Commercial Supplies. PUMA shall deliver to STA the Licensed Products with no less than [***] of remaining shelf life, provided that the shelf life for such Licensed Product approved by the competent authorities of the relevant country of the Territory is not less than [***]. In the event that an adequate supply of Licensed Products with no less than [***] of remaining shelf life is not available, PUMA and STA will discuss the existing Licensed Products’ availability and PUMA will provide a timeline of when Licensed Products with at least [***] of shelf life will be available. If the shelf life approved by the competent authorities of the Territory for the Licensed Product is less than [***], PUMA shall deliver to STA the Licensed Products with a proportionally decreased shelf life (e.g., if the approved shelf life is [***], then PUMA

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

shall deliver to STA Licensed Products that, at the time of delivery to STA, have at least [***] of remaining shelf life).
5.8	Manufacturing Standards.
5.8.1	PUMA shall only release Licensed Products for shipment to STA which comply with the Manufacturing Standards.
5.8.2

Each delivery of Supplies to STA shall be accompanied by the following written documentation: (i) date of manufacture; (ii) delivered amount of the Licensed Product units; (iii) a signed certificate of analysis setting forth the results of tests performed by PUMA or by PUMA’s authorized manufacturer as required by the Specifications; and (iv) a signed certificate of compliance with Specifications and cGMPs issued by PUMA (or by PUMA’s authorized manufacturer).

5.8.3

PUMA also agrees to support, with Commercially Reasonable Efforts, STA in meeting the requirements of any competent authority of the Territory that the Parties agree are necessary for the manufacture of Licensed Products in the Territory as soon as reasonably practicable on the condition that: (a) STA shall provide PUMA sufficient advance notice to support such requirements, (b) PUMA and STA shall agree to a reasonable appropriate course of action to implement such requirements, and (c) any increased cost to PUMA associated with preparing for, and coming into compliance with, such requirements shall be borne by STA.

5.9	Logistics & Distribution.
5.9.1

STA shall retain the necessary logistical storage, transportation, and distribution companies or any other logistics company to which STA may delegate or subcontract any logistical activity in connection with Commercialization and which will be performed by such logistics company on STA’s or on any of its Affiliates’ behalf (herein referred to as “Logistics Distributors”). Such Logistics Distributors subcontracted by STA shall follow good pharmaceutical distribution practice and will be certified to conduct medicinal products storage, logistics distribution, transportation or any other logistics activity within the Territory. STA shall ensure that such Logistics Distributor follow all of its obligations under Section 13.4.2 of the License Agreement. A breach of any provision or requirement by such Logistics Distributor that would constitute a breach of this Supply Agreement, the License Agreement, or the Technical and Quality Agreement if such breach were committed by STA shall be deemed a breach by STA.

5.10	Audits. Subject to any contrary provision of the Technical and Quality Agreement:
5.10.1

STA shall ensure that PUMA, directly or through an external and independent expert and at its own expense, will be entitled to audit any Logistics Distributor (or any third parties if its subcontracting is approved by PUMA) and any parties involved in STA’s activities and obligations under this Supply Agreement and/or the Technical and Quality Agreement during the Term of this Supply Agreement, subject to a prior written notice of [***]. Audits will be organized, prepared and performed together with STA’s representatives. Audits will be carried out in a reasonable way, limited to the performance of the activities related to the Commercialization of the Licensed Product that has been subcontracted or delegated to a Logistics Distributor or to such other party. Such audits will be conducted during ordinary business hours and PUMA will use Commercially Reasonable Efforts to cause as little disruption as possible; and

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

5.10.2

Audits will be limited to a maximum of one (1) audit per [***], except if there is a reasonable suspicion or evidence of non-compliance, in which case PUMA shall be entitled to carry out an audit of any Logistics Distributor or applicable party without any frequency limitation.

5.11	Inspection of STA’s or its Logistics Distributors’ Facilities by Competent Authorities.
5.11.1

STA shall cooperate in good faith with respect to any inspections conducted by any competent authority of the Territory regarding its facilities related to the Licensed Product and shall give PUMA the opportunity, at PUMA’s expense, to attend the meeting with such competent authorities, but only to the extent such sites or facilities are directly involved in the Commercialization activities of the Licensed Product.

5.11.2

STA shall provide PUMA with no less than [***] days advance written notification of any planned inspection of any such facility by any competent authority of the Territory or prompt notification, but in no event less than [***], of STA being informed of any unplanned inspection.

5.11.3

STA will provide PUMA with a copy of any available inspection report related to Commercialization activities involving the Licensed Product in the Territory as soon as commercially reasonable after having received such report and will notify PUMA promptly of any critical finding resulting from such inspection that relates to the Licensed Product.

5.12	Inspection of the Supplies & Product Rejection
5.12.1

STA will perform a visual inspection of the Licensed Product delivered and shall notify PUMA no later than [***] calendar days after the delivery of the Licensed Product of any damage, non-conformity to the applicable Manufacturing Standards, or shortage in quantities and STA shall immediately present reasonable evidence to PUMA of such Apparent Defects. PUMA shall replace the Licensed Products in which such Apparent Defects are discovered if such defect has not been caused by inadequate storage, transportation and/or distribution of the Licensed Product after it was transferred to STA in accordance with Section 5.6 of this Supply Agreement. Except as provided in Section 5.12.2 of this Supply Agreement, if STA fails to notify PUMA within such [***] calendar day period of any such Apparent Defects, the Licensed Product shall be deemed to be free from Apparent Defects.

5.12.2

If during the applicable shelf life of the Licensed Product, STA discovers any Latent Defect, STA shall notify PUMA in writing as soon as possible but no later than [***] Business Days from the discovery of such Latent Defect and shall present reasonable evidence to PUMA of such Latent Defect together with such notice. In such case, STA may [***] request that PUMA replace a Licensed Product in which such Latent Defect has been discovered in accordance with Section 5.12.3 of this Supply Agreement [***]. If STA fails to notify PUMA within such [***] Business Day period of any such Latent Defects, the Licensed Product shall be deemed to be free from Latent Defects.

5.12.3

PUMA shall replace, at no additional expense to STA, any Licensed Product rejected by STA pursuant to this Section 5.12 as promptly as possible after receipt of STA’s notification under Sections 5.12.1 or 5.12.2, as applicable. PUMA may analyse any unit of the Licensed Product for which STA notifies PUMA an Apparent Defect or Latent Defect has been discovered in accordance with Sections 5.12.1 or 5.12.2, as applicable. If

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

the Parties dispute whether the Licensed Product rejected is in non-conformance with the Manufacturing Standards under this Supply Agreement or has an Apparent Defect or Latent Defect, samples of such shipment of Licensed Product will be submitted to a mutually agreed and reasonably acceptable third-party laboratory or consultant for resolution. Such third-party laboratory or consultant’s determination of conformity or non-conformity, and the cause of any such non-conformity, shall be binding upon the Parties. Until such expert’s determination of conformity or non-conformity of the Licensed Products, STA may order replacement of the Licensed Products under such expert’s examination, which shall be supplied by PUMA under the supply conditions set forth in this Supply Agreement and STA shall pay the corresponding Licensed Product Price. If the third party expert determines the Licensed Product was conforming, then STA shall be responsible for payment for any such units of the Licensed Product and any replacement Licensed Product shipped by PUMA together with the fees of such expert.

However, if such expert determines that the Licensed Product was not materially conforming or had an Apparent Defect or Latent Defect, then the fees of such expert shall be entirely borne by PUMA and PUMA shall replace such non-conforming Licensed Product with new Licensed Product meeting Manufacturing Standards at PUMA’s expense. PUMA shall give STA written instructions as to how STA should, at PUMA’s expense, dispose of any non-conforming Licensed Product, with such instructions complying with all Applicable Laws.

5.12.4

STA shall not have the right to withhold any payments under the License Agreement for any alleged Defective Supply until a final determination of non-conformity is made. However, if all or a part of the delivered Supply is finally determined to be a Defective Supply pursuant to Section 5.12.3 and such final determination is made prior to the date payment is due to PUMA, STA may withhold payment for the portion of Defective Supply thereof and PUMA shall issue the corresponding credit note to STA. If all or a part of the delivered Supply is finally determined to be a Defective Supply, and such determination is made after payment by STA, then STA may decide in its own discretion, but with prior written notice to PUMA, of STA’s decision (i) to credit the amount paid against other amounts due to PUMA or (ii) to be reimbursed of such amounts. In this event, PUMA shall pay the corresponding amounts within [***] calendar days.

5.12.5

Upon receipt of written notice from STA regarding the existence of an Apparent Defect or a Latent Defect and at STA’s request, PUMA shall use Commercially Reasonable Efforts to deliver the replacement for such Supply within the time requested by STA regardless of whether the Supply is finally determined to be a Defective Supply or not.

5.12.6

Recall of Licensed Product. For any Licensed Product, in the event that: (a) any Regulatory Authority in the Territory issues a request, directive or order that the Licensed Product be recalled or retrieved; (b) a court of competent jurisdiction in the Territory orders that the Licensed Product be recalled or retrieved; or (c) one Party reasonably determines, after reasonable, good faith discussion with the other Party to the extent that time allows, that the Licensed Product should be recalled or retrieved, then first Party shall promptly notify the other Party of such event. STA shall conduct such activity and take appropriate corrective actions, and PUMA shall provide such assistance to PUMA as is reasonably necessary to carry out such activities. All reasonable costs and expenses of such recall and corrective actions shall be borne entirely by STA, except that PUMA shall bear any such costs and expenses that arise out of PUMA’s breach of this Supply

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Agreement, to the extent that such breach by PUMA is not caused by STA’s failure to perform its obligations under this Supply Agreement.
5.13

Technical and Quality Agreement. Within [***] of the Effective Date (or other period as agreed to by the Parties), the Parties will enter into an agreement that details the quality assurance obligations of each Party, the agreed-upon Manufacturing Standards for the Licensed Product and the agreed-upon measures to assure compliance with cGMPs regarding production, storage, transportation and release of the Licensed Product (the “Technical and Quality Agreement”). The Specifications shall be incorporated into the Technical and Quality Agreement. In the event of a conflict between the terms of the Technical and Quality Agreement and the terms of this Supply Agreement, the provisions of this Supply Agreement shall govern; provided, however, that the Technical and Quality Agreement shall govern in respect of quality issues.

Article 6
SPECIAL ACCESS SCHEME

6.1

Special Access Scheme. The Parties agree that STA shall have the right to supply, offer, and dispose of and provide access to SAS Supply to patients in Australia under and in accordance with the Special Access Scheme (“SAS Disposition”) in accordance with an SAS program that will be agreed to by the Parties and will be set forth in Appendix 3. Each Party shall use good-faith efforts to finalize Appendix 3 within [***] after the Effective Date. STA shall bear the costs of administering the SAS program. STA shall have no right to use any Licensed Product, other than SAS Supply, in SAS Disposition activities. On the first Business Day of each [***] during the time period in which STA holds SAS Supply, STA shall submit to PUMA a written report setting forth the number of bottles of SAS Supply used in SAS Disposition activities during the previous [***], the gross sales of STA for such SAS Supply and the hospitals or other parties to which STA supplied such bottles, as well as such other key metrics regarding such SAS Disposition as may be requested by PUMA.

Article 7
TERM AND TERMINATION

7.1

This Supply Agreement shall commence on the Effective Date and shall remain in effect until the termination or expiration of the License Agreement (such period referred to as the “Term”). Termination provisions of the License Agreement shall be fully applicable to the termination of this Supply Agreement.

Article 8
CONFIDENTIALITY AND NON-DISCLOSURE

8.1	Each Party’s obligations for confidentiality and non-disclosure shall be governed by the terms and conditions of Article 9 of the License Agreement.

Article 9
REPRESENTATIONS AND WARRANTIES

9.1	Mutual Representations and Warranties. Each Party represents and warrants the following:
9.1.1

Corporate Power. Such Party is duly organized and validly existing under the laws of the state or country of its organization and has full corporate power and authority to enter into this Supply Agreement and to carry out the provisions hereof.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

9.1.2

Due Authorization. Such Party is duly authorized to execute and deliver this Supply Agreement and to perform its obligations hereunder. The person executing this Supply Agreement on such Party’s behalf has been duly authorized to do so by all requisite corporate action.

9.1.3

Binding Agreement. This Supply Agreement is a legal and valid obligation binding upon such Party and enforceable in accordance with its terms. The execution, delivery, and performance of this Supply Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a Party or by which it may be bound, nor, to such Party’s knowledge, does it violate any material Applicable Laws.

9.2

Disclaimer. EXCEPT AS EXPRESSLY PROVIDED IN SECTION 9.1, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES AS TO ANY MATTER, EXPRESS OR IMPLIED, EITHER IN FACT OR BY OPERATION OF APPLICABLE LAW, BY STATUTE OR OTHERWISE, AND EACH PARTY HEREBY SPECIFICALLY DISCLAIMS ANY AND ALL IMPLIED OR STATUTORY WARRANTIES INCLUDING, WITHOUT LIMITATION, WARRANTIES OF TITLE, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT.

Article 10
INDEMNITY, LIABILITY LIMITS, AND INSURANCE

10.1	Indemnification. Each Party’s obligation to indemnify, defend and hold harmless the other Party shall be governed by the terms and conditions of Article 11 of the License Agreement.
10.2

Exclusion of Damages. EXCEPT FOR (A) CASES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, (B) A BREACH OF ARTICLE 8 (CONFIDENTIALITY), IN NO EVENT, EITHER DIRECTLY OR BY WAY OF INDEMNIFICATION, SHALL ANY PARTY BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, INDIRECT, EXEMPLARY, SPECIAL OR PUNITIVE DAMAGES, ARISING FROM OR RELATED TO BREACH OF THIS SUPPLY AGREEMENT.

10.3

Limitation of Liability. EXCEPT FOR (A) CASES OF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF A PARTY, (B) A BREACH OF ARTICLE 8 (CONFIDENTIALITY), UNDER NO CIRCUMSTANCES SHALL THE TOTAL LIABILITY OF EITHER PARTY ARISING OUT OF OR RELATED TO THIS SUPPLY AGREEMENT, INCLUDING ANY WARRANTY CLAIMS, REGARDLESS OF THE FORUM AND REGARDLESS OF WHETHER ANY ACTION OR CLAIM IS BASED ON CONTRACT, TORT OR ANY OTHER LEGAL THEORY, EXCEED THE TOTAL AMOUNT PAID BY STA TO PUMA UNDER THIS SUPPLY AGREEMENT DURING THE [***] PRECEDING SUCH ACTION OR CLAIM (AS DETERMINED IN REFERENCE TO THE DATE OF FILING OF SUCH ACTION OR CLAIM).

10.4	Independence of Provisions. The Parties agree that Sections 10.2 and 10.3 are independent of any exclusive remedies for breach of warranty set forth in this Supply Agreement.
10.5	Insurance. Each Party’s insurance obligations shall be governed by the terms and conditions of Section 11.4 of the License Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Article 11
INTELLECTUAL PROPERTY

11.1

Each Party’s rights to Information and Inventions, Joint Inventions, PUMA Inventions, and STA Inventions, as well as intellectual property rights covering such Information and Inventions, Joint Inventions, PUMA Inventions, and STA Inventions, will be governed by Article 7 of the License Agreement.

Article 12
MISCELLANEOUS

12.1

Insurance. Each Party shall maintain, during the Term, insurance, or self-insurance, coverage consistent with normal business practices in the pharmaceutical industry and adequate to cover the risks under this Supply Agreement in an amount and for a time period that are usual and customary for a pharmaceutical company of its size. This insurance, or self-insurance, coverage shall include but not be limited to comprehensive general liability coverage and product liability coverage. Each Party shall provide the other Party upon request with a certificate of such insurance. However, it is understood that the maintenance of such insurance, or self-insurance, coverage will not relieve either Party of its other obligations under this Supply Agreement.

12.2

Notices. Any notice, request, demand, waiver, consent, approval or other communication permitted or required under this Supply Agreement shall be in writing, shall refer specifically to this Supply Agreement and shall be deemed given only if delivered by hand or sent by facsimile transmission (with transmission confirmed) or by internationally recognized overnight delivery service that maintains records of delivery, addressed to the Parties at their respective addresses specified below or to such other address as the Party to whom notice is to be given may have provided to the other Party in accordance with this Section 12.2. Such notice shall be deemed to have been given as of the date delivered by hand or transmitted by facsimile (with transmission confirmed) or on the third Business Day (at the place of delivery) after deposit with an internationally recognized overnight delivery service. Any notice delivered by facsimile shall be confirmed by a hard copy delivered as soon as practicable thereafter. This Section 12.2 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Supply Agreement.

12.2.1	If to STA, to:

Specialised Therapeutics Asia Pte Ltd
50 Raffles Place #32-01, Singapore Land Tower, Singapore, 048623
Attention:[***]
Facsimile:[***]

12.2.2	If to PUMA, to:

PUMA Biotechnology, Inc.
10880 Wilshire Blvd, Suite 2150
Los Angeles, CA 90024, USA
Attention:[***]
Facsimile:[***]

With copies to:

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Latham & Watkins
650 Town Center Drive, 20th Floor
Costa Mesa CA 92626-1925, USA
Attention: [***]

Latham & Watkins
140 Scott Drive
Menlo Park, CA 94025-1008, USA
Attention: [***]

12.3

Record Retention. The Parties shall maintain all records required by the Manufacturing Standards and the Technical and Quality Agreement and all Applicable Laws. Any documents related to the quality and compliance of the manufacture of the Supply shall be kept in accordance with the provisions of the Technical and Quality Agreement in this respect.

12.4

Entire Agreement. It is the mutual desire and intent of the Parties to provide certainty as to their respective future rights and remedies against each other by defining the extent of their mutual undertakings as provided herein. The Parties have, in this Supply Agreement, Technical and Quality Agreement, and the License Agreement incorporated all representations, warranties, covenants, commitments and understandings on which they have relied in entering into this Supply Agreement, and, except as provided for herein, neither Party’ makes any covenant or other commitment to the other concerning its future action. The Parties further agree that this Supply Agreement constitutes a discharge of the Parties obligations pursuant to the provisions of Section 5.1 of the License Agreement. Accordingly, the Supply Agreement, Technical and Quality Agreement, and the License Agreement constitute the entire agreement and understanding between the Parties with respect to the subject matter hereof and there are no promises, representations, conditions, provisions or terms related thereto other than those set forth in those agreements. All provisions of the License Agreement shall apply to this Supply Agreement.

12.5	Headings. The Sections’ headings contained in this Supply Agreement are for reference purposes only and shall not affect in any way the meaning and interpretation of this Supply Agreement.
12.6

Severability. In the event that one or more provisions of this Supply Agreement is held invalid, illegal or unenforceable in any respect, then such provision shall not render any other provision of this Supply Agreement invalid or unenforceable, and all other provisions shall remain in full force and effect and shall be enforceable, unless the provisions that have been found to be invalid or unenforceable shall substantially affect the remaining rights or obligations granted or undertaken by either Party. The Parties agree to attempt to substitute for any invalid or unenforceable provision a provision which achieves to the greatest extent possible the economic objectives of the invalid or unenforceable provision.

12.7	Amendment. This Supply Agreement may not be changed, modified, amended or supplemented except by a written agreement signed by both Parties.
12.8

Counterparts. This Supply Agreement (and each amendment, modification and waiver in respect of it) may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one instrument.

12.9

Expenses. Each Party shall pay all of its own fees and expenses (including all legal, accounting and other advisory fees) incurred in connection with the negotiation and execution of this Supply Agreement.

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

12.10

Cumulative Remedies. No remedy referred to in this Supply Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Supply Agreement or otherwise available under law.

12.11

Certain Conventions. Any reference in this Supply Agreement to an article, section, subsection, paragraph, clause, schedule, exhibit or annexure shall be deemed to be a reference to an article, section, subsection, paragraph, clause, schedule, exhibit or annexure, of or to, as the case may be, this Supply Agreement, unless otherwise indicated. Unless the context of this Supply Agreement otherwise requires, (a) words of any gender include each other gender, (b) words such as “herein”, “hereof”, and “hereunder” refer to this Supply Agreement as a whole and not merely to the particular provision in which such words appear, and (c) words using the singular shall include the plural, and vice versa.

12.12

Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Supply Agreement on a day that is not a Business Day, then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

12.13	Governing Law. This Supply Agreement shall be governed by and construed in accordance with the laws of the State of New York without referring to conflicts of law principles.
12.14

Further Assurance. Each Party shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and do and cause to be done such further acts and things, including the filing of such assignments, agreements, documents and instruments, as may be necessary or as the other Party may reasonably request in connection with this Supply Agreement or to carry out more effectively the provisions and purposes hereof, or to better assure and confirm unto such other Party its rights and remedies under this Supply Agreement.

12.15

Independent Party. It is expressly agreed that PUMA and STA shall be independent contractors and that the relationship between the two Parties shall not constitute a partnership, joint venture or agency. Neither PUMA nor STA shall have the authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding on the other Party, without the prior written consent of the other.

12.16

Waiver. The failure of either Party to enforce at any time any provision of this Supply Agreement, or any right with respect thereto, or to exercise any election herein provided, shall in no way be considered to be a waiver of such provision, right or election, or in any way affect the validity of this Supply Agreement. The exercise by any Party of any right or election under the terms or covenants herein shall not preclude or prejudice any Party from exercising the same or any other right it may have under this Supply Agreement, irrespective of any previous action or proceeding taken by the Parties hereunder.

12.17

Force Majeure. Neither Party shall be liable to the other Party nor be deemed to have defaulted under or breached this Supply Agreement for non-performance or delay in performance to the extent caused by or resulting from causes beyond the reasonable control of such Party, potentially including, without limitation, wars (whether declared or not), hostilities, acts of terrorism, revolutions, riots, civil disturbances, national emergencies, strikes, lockouts, unavailability of supplies, shortage of raw material or energy, computer viruses, epidemics, fires, floods, earthquakes, other forces of nature, explosions, embargoes, or any other Acts of God, or any laws, proclamations, regulations, ordinances, or other acts omissions or delays in acting by any court, government or governmental agency or government authority or the other Party. Any occurrence of force majeure shall be reported by the affected Party to the other Party as soon as reasonably

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

practicable, and the affected party shall promptly undertake all Commercially Reasonable Efforts necessary to cure such force majeure circumstances.
12.18

Assignment. This Supply Agreement is binding upon and will inure to the benefit of the Parties and their respective permitted assignees or successors in interest, including without limitation those that may succeed by assignment, transfer or otherwise to the ownership of either of the Parties or of the assets necessary to the conduct of the business to which this Supply Agreement relates. This Supply Agreement may not be assigned or otherwise transferred by either Party without the prior written consent of the other Party, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that either Party may, without such consent, assign this Supply Agreement together with all of its rights and obligations hereunder to its Affiliates, or to a successor in interest in connection with the transfer or sale of all or substantially all of its business to which this Supply Agreement relates, or in the event of its merger or consolidation or similar transaction, subject to the assignee agreeing to be bound by the terms of this Supply Agreement. Any purported assignment in violation of the preceding sentences shall be void. Any permitted successor shall assume and be bound by all obligations of its assignor or predecessor under this Supply Agreement.

12.19	Dispute Resolution. The dispute resolution procedures as described in Section 13.9 of the License Agreement shall be fully applicable to this Supply Agreement.
12.20

Waiver of Rule of Construction. Each Party has had the opportunity to consult with counsel in connection with the review, drafting and negotiation of this Supply Agreement. Accordingly, the rule of construction that any ambiguity in this Supply Agreement shall be construed against the drafting Party shall not apply.

12.21

Export Control. This Supply Agreement is made subject to any restrictions concerning the export of products or technical information from the United States or other countries which may be imposed upon or related to PUMA or STA from time to time. Each Party agrees that it will not export, directly or indirectly, any technical information acquired from the other Party under this Supply Agreement or any products using such technical information to a location or in a manner that at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the appropriate agency or other governmental entity.

12.22

No Benefit to Third Parties. The representations, warranties, covenants and agreements set forth in this Supply Agreement are for the sole benefit of the Parties and their successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

[Remainder of page intentionally left blank; signature page follows]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

THIS SUPPLY AGREEMENT IS EXECUTED by the authorized representatives of the Parties as of the date first written above.

PUMA Biotechnology, Inc. By:/s/ Alan H. Auerbach Name:Alan H. Auerbach Title:Chief Executive Officer	Specialised Therapeutics Asia Pte Ltd By:/s/ Carlo Montagner Name:Carlo Montagner Title:Chief Executive Officer

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 1

Payment Terms

Item 1: Percentage of Net Sales Price1

[***]

1 Net Sales Price Payment is made in each Calendar Quarter as specified in Section 3.2.2

Item 2: Fully Burdened Cost as of the Effective Date

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 2

Presentations

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 3

SAS Program

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Appendix 4

Puma Delivery Locations

[***]

[***] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.